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Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Paul-Son Gaming Corporation:

        We consent to the incorporation by reference in this Registration Statement of Paul-Son Gaming Corporation on Form S-8 of our report dated March 27, 2003, which report expresses an unqualified opinion and includes an explanatory paragraph on the Company's adoption of Statement of Accounting Standards No. 142, "Goodwill and Other Intangible Assets" appearing in the Annual Report on Form 10-K of Paul-Son Gaming Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 22, 2004

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  Exhibit 23.01
  INDEPENDENT AUDITORS' CONSENT